EXHIBIT 4.1

ATLANTICUS HOLDINGS CORPORATION

Up To

$100,000,000

9.25% SENIOR NOTES DUE 2029

FIFTH SUPPLEMENTAL INDENTURE

Dated as of August 26, 2024

To

INDENTURE

Dated as of November 22, 2021

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

-i-

This FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), by and between ATLANTICUS HOLDINGS CORPORATION, a Georgia corporation (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”), is made and entered into as of this 26th day of August, 2024.

RECITALS

WHEREAS, the Company and the Trustee (as successor trustee to U.S. Bank National Association) have heretofore executed and delivered an indenture, dated as of November 22, 2021 (the “Base Indenture”), providing for the issuance by the Company from time to time of its debt securities to be issued in one or more series;

WHEREAS, Sections 2.01, 2.03 and 8.01 of the Base Indenture provide, among other things, that the Company and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Base Indenture to provide for the issuance of and establish the form or terms of Securities of any series;

WHEREAS, on January 30, 2024, the Company entered into the Third Supplemental Indenture (the “Third Supplemental Indenture”) establishing its “9.25% Senior Notes due 2029” (the “Notes”) and providing for the initial issuance of $57,250,000 of aggregate principal amount of the Notes (the “Original Notes”);

WHEREAS, on July 26, 2024, the Company entered into the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) providing for the issuance of an additional $60,000,000 of aggregate principal amount of the Notes (the “Add-On Notes” and, together with the Original Notes, the “Initial Notes”);

WHEREAS, the Company intends by this Supplemental Indenture to provide for the issuance of up to an additional $100,000,000 of the Notes, constituting a single fungible series with the Initial Notes for federal income tax purposes (the “ATM Notes”), under the Company’s at the market offering program pursuant to the Prospectus Supplement, dated and filed with the Commission on August 26, 2024 (the “ATM Program”);

WHEREAS, the Company has requested and hereby requests that the Trustee join with it in the execution of this Supplemental Indenture;

WHEREAS, pursuant to Section 8.01(f) of the Base Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to provide for the issuance of the ATM Notes, without notice to or the consent of any Holder of Securities; and

WHEREAS, all acts and things necessary to make the ATM Notes, when executed by the Company and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions in this Supplemental Indenture and in the Base Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Company according to their terms, and all actions required to be taken by the Company to make this Supplemental Indenture a valid, binding and legal agreement of the Company, have been done and performed.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Certain Definitions.

Section 1.01 of the Base Indenture is hereby amended by adding the following definitions in their proper alphabetical order which, in the event of a conflict with the definition of terms in the Base Indenture, shall supersede and replace the corresponding definition in the Base Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture. References in this Supplemental Indenture to an Article or Section refer to an Article or Section of this Supplemental Indenture, as the case may be.

“Applicable Premium” means, with respect to any Note on any Redemption Date prior to January 31, 2026, the greater of:

(1)         1.0% of the principal amount of the Note; and

(2)         the excess of:

(a)    the present value at such Redemption Date of (i) the Redemption Price of the Note at January 31, 2026 (such Redemption Price being set forth in the table appearing in Section 3.01(a)) plus (ii) all required interest payments due on the Note through January 31, 2026 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over

(b)    the principal amount of the Note.

“Delisting Event” means with respect to the Notes, when for a period of 180 consecutive days, both (i) the Notes are not listed or quoted on The Nasdaq Stock Market LLC (“Nasdaq”), the New York Stock Exchange (“NYSE”), the NYSE American LLC (“NYSE AMER”), or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or NYSE AMER, and (ii) the Company is not subject to the reporting requirements of the Exchange Act, and any Notes remain outstanding.

“Indenture” means the Base Indenture, as supplemented by the First Supplemental Indenture dated as of November 22, 2021, the Second Supplemental Indenture dated as of January 30, 2024, the Third Supplemental Indenture, the Fourth Supplemental Indenture and this Supplemental Indenture and by any subsequent supplemental indentures applicable to this Supplemental Indenture or to the Notes, together with those terms made part of the Indenture by, or by reference to, the TIA.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to January 31, 2026; provided, however, that if the period from the Redemption Date to January 31, 2026 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

Section 1.02    Other Definitions.

In addition to the terms defined elsewhere in this Supplemental Indenture, the following terms are defined in this Supplemental Indenture where indicated below:

Term	Defined in Supplemental Indenture Section
“Additional Notes”	2.04(f)
“Interest Payment Date”	2.04(c)
“Maturity Date”	2.04(b)
“Nasdaq”	1.01
“NYSE”	1.01
“NYSE AMER”	1.01
“Regular Record Date”	2.04(c)
“Surviving Entity”	4.02(a)
“Triggering Offer”	2.05(a)
“Triggering Payment”	2.05(a)
“Triggering Payment Date”	2.05(b)

Section 1.03    Incorporation by Reference of Trust Indenture Act.

The Indenture is subject to the provisions of the TIA, which are incorporated by reference in and made a part of the Indenture. The following TIA terms have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the ATM Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means the Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in the Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules promulgated under the TIA have the meanings assigned to them by such definitions.

ARTICLE II
APPLICATION OF SUPPLEMENTAL INDENTURE
AND CREATION, FORMS, TERMS AND CONDITIONS OF ATM NOTES

Section 2.01    Application of this Supplemental Indenture.

This Supplemental Indenture supplements, and to the extent inconsistent therewith, replaces, the provisions of the Base Indenture, to which provisions reference is hereby made.

Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including the covenants in this Supplemental Indenture, are expressly and solely for the benefit of the Holders of the ATM Notes. The ATM Notes, together with the Initial Notes, constitute a separate series of Securities as provided in Section 2.01 of the Base Indenture. All Initial Notes, ATM Notes and Additional Notes, if any, shall be treated as a single class for all purposes of the Indenture, including waivers, amendments, and redemptions.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, and shall be deemed expressly included in this Supplemental Indenture solely for the benefit of, the ATM Notes and shall not apply to any other series of Securities that has been or may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

Section 2.02    Creation of the Notes.

(a)    In accordance with Section 2.01 of the Base Indenture, the Company created the Notes as a separate series of its Securities issued pursuant to the Base Indenture, as supplemented by the Third Supplemental Indenture and the Fourth Supplemental Indenture, as designated as the Company’s 9.25% Senior Notes due 2029. The Company heretofore has issued an aggregate principal amount of $117,250,000 of Initial Notes. The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is not limited. The ATM Notes shall be issued from time to time in accordance with the terms of the ATM Program in an aggregate principal amount of up to $100,000,000.

(b)    With respect to any Additional Notes, there shall be (i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more indentures supplemental to the Indenture, prior to the issuance of such Additional Notes:

(i)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and

(ii)    the issue date (and the corresponding date from which interest shall accrue thereon and the first interest payment date therefor) and the CUSIP or ISIN number of such Additional Notes.

Section 2.03    Form of the ATM Notes.

The Depositary for the ATM Notes shall initially be DTC. The ATM Notes shall each be initially issued in the form of a Global Security, duly executed by the Company and authenticated by the Trustee, which shall be deposited with the Trustee as custodian for DTC and registered in the name of “Cede & Co.,” as the nominee of DTC. The ATM Notes shall be substantially in the form of Exhibit A attached hereto. So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, shall be considered the sole owner or Holder of the ATM Notes represented by such Global Security for all purposes under the Indenture and under such ATM Notes. Ownership of beneficial interests in such Global Security shall be shown on, and transfers thereof will be effective only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners). Notwithstanding Section 2.08 of the Base Indenture, ATM Notes shall be issued and delivered in physical, certificated form to all beneficial owners of any Global Security representing ATM Notes if, and only if:

(a)    DTC notifies the Company at any time that DTC is unwilling or unable to continue as depositary for such Global Security;

(b)    DTC ceases to be registered as a clearing agency under the Exchange Act; or

(c)    an Event of Default has occurred and is continuing.

Section 2.04    Terms and Conditions of the ATM Notes.

The ATM Notes shall be governed by all the terms and conditions of the Indenture, including this Supplemental Indenture. Except as expressly specified herein, each of the provisions of the Base Indenture shall apply to the ATM Notes. In particular, the following provisions shall be terms of the ATM Notes:

(a)    Title and Conditions of the Notes. The title of the Notes shall be as specified in the recitals; and the aggregate principal amount of the ATM Notes shall be up to $100,000,000.

(b)    Stated Maturity. The ATM Notes shall mature, and the principal of the ATM Notes shall be due and payable to the Holders thereof, together with all accrued and unpaid interest thereon, on January 31, 2029 (the “Maturity Date”).

(c)    Payment of Principal and Interest. All principal of and interest on the ATM Notes shall be payable in U.S. Dollars. The ATM Notes shall bear interest at 9.25% per annum until the principal thereof becomes due and payable, and on any overdue principal. If an Interest Payment Date falls on a day that is not a Business Day, the applicable interest payment will be made on the next following Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue solely as a result of such delayed payment. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest on the ATM Notes shall be payable quarterly in arrears in U.S. Dollars on January 15, April 15, July 15 and October 15 of each year and at maturity (each such date, an “Interest Payment Date” for purposes of the Notes). Payments of interest shall be made to the Person in whose name an ATM Note (or predecessor ATM Note) is registered in the records of the Registrar (which shall initially be the Depositary or its nominee) at the close of business on the January 1, April 1, July 1 or October 1 (and January 15, 2029 immediately preceding the maturity date), as applicable (whether or not a Business Day), immediately preceding such Interest Payment Date (each such date, a “Regular Record Date” for the purposes of the ATM Notes). The Company shall make payments on the ATM Notes so long as represented by a Global Security in accordance with the applicable procedures of the DTC in effect from time to time. If the ATM Notes are no longer represented by a Global Security, the Company will make payments on any ATM Notes (i) in the case of interest due on an Interest Payment Date, by check mailed on such Interest Payment Date to the Holder of such ATM Note at his or her address shown on the Register on the related Regular Record Date or (ii) in the case of principal, by check upon surrender of such ATM Note at the office of the Trustee in the contiguous United States or other offices that may be specified in the Indenture or a notice to Holder.

(d)    Registration and Form. The ATM Notes shall be issuable as registered securities as provided in Section 2.03. The form of the ATM Notes shall be as set forth in Exhibit A attached hereto. The ATM Notes shall be issued, and the transfer thereof may be registered, only in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof. All payments of principal, Redemption Price and accrued unpaid interest in respect of the ATM Notes shall be made by the Company as set forth in the ATM Notes. The registration, registration of transfers and exchanges of ATM Notes shall be effected in accordance with Section 2.08 of the Base Indenture. A transfer or exchange shall be made only if the Registrar is satisfied with a Holder’s proof of legal ownership.

(e)    Legal Defeasance and Covenant Defeasance. The provisions for legal defeasance in Section 10.01(b) of the Base Indenture, and the provisions for covenant defeasance in Section 10.01(c) of the Base Indenture, shall be applicable to the ATM Notes. If the Company shall effect a defeasance of the ATM Notes pursuant to Section 10.01(b) or Section 10.01(c) of the Base Indenture, subject to the satisfaction of the conditions set forth in Section 10.01(d) of the Base Indenture (i) the Company shall be discharged and released from, and shall be deemed to have satisfied, its obligations as specified in Section 10.01(b) or Section 10.01(c) of the Base Indenture, as applicable, to the extent specified therein, (ii) the Company shall cease to have any obligation to comply with Article IV of this Supplemental Indenture, and (iii) payment of the ATM Notes may not be accelerated because of an Event of Default.

(f)    Further Issuance. The Company may, from time to time, without the consent of or notice to the Holders, create and issue (i) additional debt securities, including additional series of Securities under the Base Indenture having the same terms as to interest rate, maturity and other terms (except for the issue date, the public offering price, the date on which interest first accrues on such Securities and the first interest payment date) as, and ranking equally and ratably with, the Initial Notes and the ATM Notes (such Securities having the same terms as the Initial Notes and the ATM Notes (except as aforesaid), “Additional Notes”). Any such Additional Notes may constitute a single fungible series with the Initial Notes and the ATM Notes for federal income tax purposes. If any such Additional Notes are not fungible with the Initial Notes and the ATM Notes for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers. All references herein to the Notes shall include the Initial Notes, the ATM Notes and any such fungible Additional Notes. The Initial Notes, the ATM Notes and any Additional Notes subsequently issued upon original issue under the Indenture shall be considered collectively as a single class for all purposes of the Indenture, including directions, waivers, amendments, consents and redemptions. Holders of the Initial Notes, the ATM Notes and any Additional Notes therefore will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes, the ATM Notes or any Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

(g)    Redemption. The ATM Notes are subject to redemption by the Company in whole or in part in the manner described in Article III of this Supplemental Indenture.

(h)    Sinking Fund. The ATM Notes are not entitled to any sinking fund.

(i)    Other Terms and Conditions. The ATM Notes shall have such other terms and conditions as provided elsewhere in the Indenture and in the form thereof attached as Exhibit A hereto.

Section 2.05    Offer to Repurchase Upon a Delisting Event.

(a)    Except as otherwise provided in Section 2.05(g), if a Delisting Event occurs, each Holder of the ATM Notes shall have the right to require the Company to repurchase all or any portion of such Holder’s ATM Notes as set forth in this Section 2.05 (the “Triggering Offer”), for payment in cash at a purchase price equal to 100% of the aggregate principal amount of the ATM Notes purchased, plus accrued and unpaid interest, if any, to but excluding the date of repurchase (the “Triggering Payment”).

(b)    Within 30 days following the date that a Triggering Offer is required pursuant to Section 2.05(a), the Company shall send, by mail, or with respect to ATM Notes issued in global form, transmit in accordance with the Depositary’s applicable procedures therefor, a notice to each Holder of ATM Notes describing the transaction or transactions that constitute the Delisting Event and offering to purchase such ATM Notes on the date specified in the notice, which date shall be no earlier than 15 days and no later than 60 days from the date such notice is mailed or transmitted (the “Triggering Payment Date”), pursuant to the procedures required by this Supplemental Indenture and described in such notice. The notice shall, if mailed or transmitted prior to the date of the occurrence of a Delisting Event, state that the offer to purchase is conditioned on the Delisting Event occurring on or prior to the Triggering Payment Date. Holders of ATM Notes electing to have ATM Notes purchased pursuant to a Triggering Offer will be required to surrender their ATM Notes, in the case of ATM Notes issued and held in certificated form, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of such ATM Notes completed, to the Paying Agent at the address specified in the notice, or, in the case of ATM Notes held in the form of one or more Global Securities, transfer their ATM Notes to the Depositary by book-entry transfer pursuant to the applicable procedures of the Depositary, on the date specified in the notice of the Company delivered in connection with such Triggering Offer.

(c)    The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of ATM Notes as a result of a Delisting Event. To the extent that the provisions of any securities laws or regulations conflict with the Triggering Offer provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Triggering Offer provisions of the Indenture by virtue of such conflicts.

(d)    On the Triggering Payment Date, the Company shall, to the extent lawful:

(i)    accept for payment all ATM Notes or portions of ATM Notes properly tendered and not withdrawn pursuant to the Triggering Offer;

(ii)    deposit, to the extent not previously deposited for such purpose, with the Paying Agent an amount equal to the Triggering Payment in respect of all ATM Notes or portions of ATM Notes tendered; and

(iii)    deliver or cause to be delivered to the Trustee the ATM Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of ATM Notes or portions of ATM Notes being repurchased by the Company.

(e)    The Paying Agent will promptly mail, or with respect to ATM Notes held in the form of one or more Global Securities, transmit in accordance with the Depositary’s standard procedures therefor, to each Holder of ATM Notes properly tendered the Triggering Payment for such ATM Notes, and the Trustee will promptly authenticate (or cause to be transferred by book-entry) a new ATM Note of such series equal in principal amount to any unpurchased portion of any ATM Notes surrendered.

(f)    The Trustee shall not be responsible for determining whether a Delisting Event has occurred or is continuing.

(g)    The Company will not be required to make a Triggering Offer for any ATM Notes upon a Delisting Event if (1) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Triggering Offer, and such third party purchases all ATM Notes properly tendered and not withdrawn under its offer; (2) the Company has given written notice of a full redemption of all of the ATM Notes to the Holders thereof pursuant to Section 3.01, unless the Company fails to pay the Redemption Price on the Redemption Date or (3) the Delisting Event has been cured.

ARTICLE III
REDEMPTION

The provisions of Article 12 of the Base Indenture shall apply to the ATM Notes, except as otherwise stated in, or to the extent inconsistent with, this Article III. Paragraph five of Section 12.02 of the Base Indenture shall not apply to the ATM Notes and shall be deemed replaced by Section 3.02, and any references to paragraph five of Section 12.02 of the Base Indenture shall be deemed to refer to Section 3.02 of this Supplemental Indenture.

Section 3.01    Optional Redemption.

(a)    On or after January 31, 2026, the ATM Notes are subject to redemption, in whole at any time or in part from time to time, at the Company’s option at a Redemption Price equal to the price set forth below per $25.00 principal amount of ATM Notes, plus accrued and unpaid interest on such ATM Notes to, but excluding, the Redemption Date:

Redemption Date	Redemption Price
On or after January 31, 2026, but prior to January 31, 2027	$25.50
On or after January 31, 2027, but prior to January 31, 2028	$25.25
On or after January 31, 2028	$25.00

(b)    At any time prior to January 31, 2026, the ATM Notes are subject to redemption, in whole at any time or in part from time to time, at the Company’s option at a Redemption Price equal to 100% of the principal amount of the ATM Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

The Company will, in the case of a Redemption Date prior to January 31, 2026, (i) calculate the Treasury Rate on the second Business Day preceding the applicable Redemption Date and (ii) prior to such Redemption Date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

(c)    In each case of the foregoing Sections 3.01(a) or (b), the Redemption Price shall be subject to the rights of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(d)    The Trustee shall have no obligation to calculate any Redemption Price, or any component thereof, and the Trustee shall be entitled to receive and conclusively rely upon an Officers’ Certificate delivered by the Company that specifies any Redemption Price.

Section 3.02    Selection by Trustee of ATM Notes to be Redeemed.

If less than all of the ATM Notes are to be redeemed at any time, the Trustee will, subject to applicable law, select ATM Notes for redemption not more than 45 days prior to the Redemption Date on a pro-rata basis or by-lot or any other method the Trustee deems fair and appropriate, provided, that the unredeemed portion of the principal amount of any ATM Notes will be in an authorized denomination (which will not be less than the minimum authorized denomination) for the ATM Notes.

The Trustee shall promptly notify the Company in writing of the ATM Notes selected for redemption and, in the case of any ATM Notes selected for partial redemption, the principal amount thereof to be redeemed.

Beneficial interests in any ATM Notes called for redemption that are represented by Global Securities will be selected by DTC or any successor Depositary in accordance with DTC’s or such successor Depositary’s applicable procedures.

If the ATM Notes are listed on any national securities exchange, ATM Notes will be selected in compliance with the requirements of the principal national securities exchange on which the ATM Notes are listed.

Section 3.03    Open Market Repurchases.

The Company may at any time, and from time to time, purchase ATM Notes at any price or prices in the open market or otherwise, including in the open market at prevailing prices or in private transactions at negotiated prices. ATM Notes that the Company purchases may, at the Company’s discretion, be held, resold or canceled.

ARTICLE IV
COVENANTS

The provisions of Article 3 of the Base Indenture shall apply to the ATM Notes, except as otherwise stated in, or to the extent inconsistent with, this Article IV.

Section 4.01    Reporting.

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Commission, the Company agrees to furnish to Holders and the Trustee, for the period of time during which the ATM Notes are outstanding, its audited annual consolidated financial statements, within 90 days of its fiscal year end, and unaudited interim consolidated financial statements, within 45 days of its fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with Generally Accepted Accounting Principles, as applicable.

Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.01 is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 4.02    Consolidation, Merger or Sale of Assets. Solely with respect to the ATM Notes:

The Company shall not merge or consolidate with or into any other Person (other than a merger of a wholly owned Subsidiary of the Company into the Company) or sell, transfer, lease, convey or otherwise dispose of all or substantially all of its property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition) in one transaction or series of related transactions unless:

(a)    the Company shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

(b)    the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the ATM Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company;

(c)    immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default shall have occurred and be continuing; and

(d)    in the case of a merger where the Surviving Person is other than the Company, the Company or such Surviving Person shall deliver, or cause to be delivered, to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this Section 4.02 and that all conditions precedent in the Indenture relating to such transaction have been complied with.

The Surviving Person (if other than the Company) will succeed to, and be substituted for, and may exercise every right and power of, the Company under the ATM Notes and the Indenture, and the Company will automatically and unconditionally be released and discharged from its obligations under the ATM Notes and the Indenture.

ARTICLE V
EVENTS OF DEFAULT

Sections 5.01 of the Base Indenture shall not apply to the ATM Notes and shall be deemed replaced by this Section 5.01.

Section 5.01    Events of Default. “Event of Default”, wherever used herein with respect to the ATM Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	default in the payment of any interest upon any ATM Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(b)	default in the payment of the principal of any ATM Note when due and payable;

(c)

default in the performance, or breach, of any covenant of the Company in the Indenture with respect to the ATM Notes, and continuance of such default or breach for a period of 60 days after there has been sent to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)

the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

(e)

the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(f)	default in payment of the Triggering Payment on the Triggering Date.

The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default hereunder unless written notice of such Default or Event of Default from the Company or by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such Series is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

At the Company’s election, the sole remedy with respect to an Event of Default due to a failure to comply with reporting requirements under the Trust Indenture Act or under Section 4.01 hereof, for the first 180 calendar days after the occurrence of such Event of Default, shall consist exclusively of the right to receive default interest on the Notes at an additional annual rate equal to (1) 0.25% for the first 90 calendar days after such default and (2) 0.50% for calendar days 91 through 180 after such default. On the 181st day after such Event of Default, if such violation is not cured or waived, the Trustee or the Holders of not less than 25% of the outstanding principal amount of the Notes may declare the principal, together with accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If the Company chooses to pay such default interest, the Company must notify the Trustee and the Holders of the Notes by certificate of the Company’s election at any time on or before the close of business on the first business day following the applicable Event of Default and the Company shall deliver to the Trustee an Officer’s Certificate (upon which the Trustee may rely conclusively) to that effect stating (i) the amount of such additional interest that is payable and (ii) the date on which such additional interest is payable. Unless and until the Trustee receives such a certificate, the Trustee may assume without inquiry that no such additional interest is payable and the Trustee shall not have any duty to verify the Company’s calculation of additional interest.

ARTICLE VI
MISCELLANEOUS

Section 6.01    Ratification of Indenture.

This Supplemental Indenture is executed and shall be constructed as an indenture supplemental to the Base Indenture, and as supplemented and modified hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and constructed as one and the same instrument. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of ATM Notes shall be bound hereby.

Section 6.02    Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Supplemental Indenture by the TIA, the required or deemed provision shall control.

Section 6.03    Notices.

All notices and other communications shall be given as provided in the Base Indenture.

Section 6.04    Governing Law.

THIS SUPPLEMENTAL INDENTURE, THE INDENTURE AND THE ATM NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THERETO (OTHER THAN N.Y. GENERAL OBLIGATIONS LAW § 5-1401). EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF AN ATM NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE ATM NOTES OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

Section 6.05    Successors.

All agreements of the Company in this Supplemental Indenture and the ATM Notes shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 6.06    Multiple Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF or other electronically imaged (such as DocuSign or Adobe Sign) signature transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF or other electronically imaged (such as DocuSign or Adobe Sign) signature transmission shall be deemed to be their original signatures for all purposes.

The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF or other electronically imaged (such as DocuSign or Adobe Sign) signature transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. The exchange of copies of this Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

Anything in this Supplemental Indenture, the Indenture or the ATM Notes to the contrary notwithstanding, for the purposes of the transactions contemplated by the Indenture, this Supplemental Indenture, any ATM Note and any document to be signed in connection with the Indenture, this Supplemental Indenture or any ATM Note (including any Global Security and amendments, supplements, waivers, consents and other modifications, Officer’s Certificates, Issuer Orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Section 6.07    Headings.

The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 6.08    Trustee Not Responsible for Recitals.

The statements and recitals contained in this Supplemental Indenture shall be taken as statements and recitals of the Company, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity, adequacy or sufficiency of this Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

Section 6.09    Paying Agent and Registrar.

The Company initially appoints the Trustee as Paying Agent and Registrar with respect to the ATM Notes.

Section 6.10    Benefits of Supplemental Indenture.

Nothing in this Supplemental Indenture or the ATM Notes, express or implied, shall give to any Person, other than the parties to this Supplemental Indenture and their successors hereunder and the Holders of the ATM Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the ATM Notes.

Section 6.11    No Adverse Interpretation of Other Agreements.

The Indenture (including this Supplemental Indenture) insofar as relating to the ATM Notes may not be used to interpret any other indenture, loan or debt agreement (including the Indenture (including any other supplemental indenture thereto) insofar as relating to any series of Securities other than the Notes) of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement (including the Indenture (including any other supplemental indenture thereto) insofar as relating to any series of Securities other than the Notes) may not be used to interpret the Indenture (including this Supplemental Indenture) insofar as relating to the ATM Notes.

Section 6.12    Severability.

In case any provision in this Supplemental Indenture or the ATM Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.13    Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, waiver or act required or permitted under this Supplemental Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 6.14    Scope of this Supplemental Indenture.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, and shall be deemed expressly included in this Supplemental Indenture solely for the benefit of, the ATM Notes which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

ATLANTICUS HOLDINGS CORPORATION

By:  /s/ William R. McCamey

Name: William R. McCamey

Title: Chief Financial Officer

Signature Page to Fifth Supplemental Indenture

TRUSTEE:

U.S. BANK TRUST COMPANY,

NATIONAL ASSOCIATION, as Trustee

By:  /s/ Gregory M. Jackson

Name: Gregory M. Jackson

Title: Vice President

Signature Page to Fifth Supplemental Indenture

EXHIBIT A

FORM OF NOTE

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO CEDE & CO. OR BY CEDE & CO. TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY THE DEPOSITORY TRUST COMPANY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP NO. 04914Y 409

ISIN NO. US04914Y4098

ATLANTICUS HOLDINGS CORPORATION

9.25% SENIOR NOTE DUE 2029

The principal amount set forth on Schedule I hereto	No.: [ ]

ATLANTICUS HOLDINGS CORPORATION, a Georgia corporation (herein called the “Company”), for value received, hereby promises to pay to [Cede & Co.], or registered assigns, the principal sum of up to $100,000,000 or such other principal amount as shall be set forth on Schedule I hereto on January 31, 2029 and to pay interest thereon at the rate of 9.25% per annum, subject to adjustment from time to time pursuant to the terms hereof from the most recent Interest Payment Date to which interest has been paid or duly provided for, on January 15, April 15, July 15 and October 15 of each year and at maturity (each, an “Interest Payment Date”), until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which will be the January 1, April 1, July 1 and October 1 (and January 15, 2029 immediately preceding the maturity date) (whether or not that date is a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note (including, without limitation, any Redemption Price) will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (i) if this Note is a Global Security, in accordance with the applicable policies of DTC in effect from time to time; or (ii) otherwise at the office or agency of the Company maintained for that purpose pursuant to the Indenture (initially the principal corporate trust office of the Trustee in Atlanta, Georgia (the “Corporate Trust Office”)); provided, however, that payment of interest that is due on an Interest Payment Date shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register on the Regular Record Date and (ii) payments of principal will be made by check against presentation of this Note at the Corporate Trust Office (or such other office as may be specified in the Indenture or in a notice to Holders).

Exhibit A – Page 1

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee or an authenticating agent under the Indenture referred to on the reverse hereof by the manual or PDF or other electronically imaged (such as DocuSign or Adobe Sign) signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that this Note has been authenticated under the Indenture, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Pages Follow]

Exhibit A – Page 2

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date set forth below.

Date:

ATLANTICUS HOLDINGS CORPORATION

By:

Name:

Title:

Exhibit A – Page 3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated therein and referred to in the within-mentioned Supplemental Indenture.

Dated:

U.S. BANK TRUST COMPANY,

NATIONAL ASSOCIATION,

as Trustee

By:

Authorized Officer

Exhibit A – Page 4

(Reverse of Note)

ATLANTICUS HOLDINGS CORPORATION

9.25% SENIOR NOTE DUE 2029

1.         This Note is one of a duly authorized issue of Securities of the Company designated as its 9.25% Senior Notes due 2029 (the “ATM Notes”) unlimited in aggregate principal amount issued and to be issued under an Indenture, dated as of November 22, 2021 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), as previously supplemented by the First Supplemental Indenture, dated as of November 22, 2021 (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of January 30, 2024 (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of January 30, 2024 (the “Third Supplemental Indenture”) and the Fourth Supplemental Indenture, dated as of July 26, 2024 (the “Fourth Supplemental Indenture”) and as further supplemented by the Fifth Supplemental Indenture, dated as of August 26, 2024 (the “Supplemental Indenture”) (the Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Supplemental Indenture and as may be further supplemented or amended from time to time, together with those terms made part of the Indenture by, or by reference to, the TIA, is herein referred to as the “Indenture”), between the Company and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the ATM Notes, and the terms upon which the ATM Notes are, and are to be, authenticated and delivered.

2.         On or after January 31, 2026, the ATM Notes are subject to redemption, in whole at any time or in part from time to time, at the Company’s option at a Redemption Price equal to the price set forth below per $25.00 principal amount of ATM Notes, plus accrued and unpaid interest on such ATM Notes to, but excluding, the Redemption Date:

Redemption Date	Redemption Price
On or after January 31, 2026, but prior to January 31, 2027	$25.50
On or after January 31, 2027, but prior to January 31, 2028	$25.25
On or after January 31, 2028	$25.00

At any time prior to January 31, 2026, the ATM Notes are subject to redemption, in whole at any time or in part from time to time, at the Company’s option at a Redemption Price equal to 100% of the principal amount of the ATM Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

The Company will, in the case of a Redemption Date prior to January 31, 2026, (i) calculate the Treasury Rate on the second Business Day preceding the applicable Redemption Date and (ii) prior to such Redemption Date file with the Trustee an Officer’s Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

In each case of the foregoing, the Redemption Price shall be subject to the rights of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

3.         If a Triggering Event occurs, each Holder of the ATM Notes shall have the right to require the Company to repurchase all or any portion of such Holder’s ATM Notes for a payment in cash at a purchase price equal to 100% of the aggregate principal amount of such ATM Notes purchased, plus accrued and unpaid interest, if any, to but excluding the date of repurchase, subject to the terms and conditions set forth in Section 2.05 of the Supplemental Indenture.

Exhibit A – Page 5

4.         Subject to certain conditions and exceptions set forth in the Indenture, if an Event of Default as set forth in the Indenture shall occur and be continuing, among other remedies exercisable by the Trustee, the principal of the ATM Notes may be declared (or in certain circumstances, may become) due and payable in the manner and with the effect provided in the Indenture.

5.         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and of the ATM Notes and the modification of the rights and obligations of the Company and the rights of the Holders of ATM Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Initial Notes, ATM Notes and any Additional Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of Initial Notes, ATM Notes and any Additional Notes at the time outstanding, on behalf of the Holders of Initial Notes, ATM Notes and any Additional Notes Initial Notes, ATM Notes and any Additional Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this ATM Note shall be conclusive and binding upon such Holder and upon all future Holders of this ATM Note and of any ATM Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this ATM Note.

6.         No reference herein to the Indenture and no provisions of this ATM Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this ATM Note at the times, places and rate, and in the coin or currency, herein prescribed.

7.         As provided in the Indenture and subject to certain limitations therein set forth and herein, unless this ATM Note is a Global Security, the transfer of this ATM Note may be registered on the Register of the Company, upon surrender of this ATM Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instruction of transfer in form satisfactory to the Company, and duly executed by the Holder hereof or such Holder’s attorney, duly authorized in writing, on which instruction the Company can rely, and thereupon one or more new ATM Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

8.         The ATM Notes are issuable only in fully registered form, without coupons, in minimum denominations of $25.00 or any amount in excess thereof which is an integral multiple of $25.00. As provided in the Indenture, and subject to certain limitations therein set forth, the ATM Notes (other than those represented by a Global Security) are exchangeable for a like aggregate principal amount of ATM Notes in authorized denominations, as requested by the Holder surrendering the same.

9.         No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

10.         Prior to the due presentment of this ATM Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this ATM Note is registered as the owner hereof for all purposes, whether or not this ATM Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

Exhibit A – Page 6

11.         Interest on the ATM Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

12.         Subject to certain limitations set forth in the Indenture, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not the Trustee.

13.         This ATM Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14.         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15.         Each Holder of this ATM Note covenants and agrees by such Holder’s acceptance hereof to comply with and be bound by the foregoing provisions.

16.         THIS ATM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THERETO (OTHER THAN N.Y. GENERAL OBLIGATIONS LAW § 5-1401). EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF AN ATM NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE ATM NOTES OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

17.         All capitalized terms used in this ATM Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

18.         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the ATM Notes. No representation is made as to the accuracy of such numbers as printed on the ATM Notes and reliance may be placed only on the other identification numbers placed thereon.

Exhibit A – Page 7

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A – Page 8

Schedule I

PRINCIPAL AMOUNT OF GLOBAL SECURITY

The following increases or decreases in principal amount of this Global Security have been made:

Date	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of trustee or Custodian

Exhibit A – Schedule 1